Exhibit 99.1

Entech Solar Announces 2009 Results and Product Updates

Fort Worth, TX – March 31, 2010 – Entech Solar, Inc. (OTC BB: ENSL.OB) (the “Company”, “Entech Solar” or “Entech”), today announced its financial results for the year ended December 31, 2009.

Operational Highlights

•

Solar Concentrator Products: The Company continued the development of its next-generation photovoltaic concentrator products, which include SolarVolt™II and ThermaVolt™II. SolarVolt™II is a passively air-cooled product which produces electrical power and is aimed primarily at the medium-scale and large-scale solar power plant market. ThermaVolt™II is a liquid-cooled product capable of collecting solar heat, as well as producing electricity, and is aimed at commercial and industrial applications requiring both heat and power. If all goes well, the first of these products, SolarVolt™ II, is expected to enter certification testing this summer, with commercialization to follow in early 2011 and beyond. Compared to Entech Solar’s previous generation products, SolarVolt™II uses a much smaller module size with substantial savings in material costs. Both SolarVolt™II and ThermaVolt™II will replace approximately 95% of the relatively expensive solar cell material with much less costly thin plastic lenses, which focus the sunlight by about 20X onto the smaller cells.

•

Tubular Skylight Lighting Solution: The Company recently launched its patented lighting solution product with plans for a national distribution. The Company began selling this product in late January 2010, primarily in regional sources near its headquarters in Texas.

“I and the entire Entech Solar team are betting that Entech Solar will be a success and are working hard to make it a success.” commented David Gelbaum, Entech Solar’s Chief Executive Officer and Chairman.

Financial Results

For the full 2009 fiscal year, the Company’s revenues were $2.2 million, compared to $30.8 million for fiscal year 2008. The Company’s gross loss for the 2009 fiscal year was $6.5 million, compared to a gross loss of $8.5 million in the 2008 fiscal year. During the fourth quarter of 2009, the Company recorded a non-cash impairment charge related to acquisition-related goodwill and intangible assets in the amount of $5.5 million. Entech Solar’s net loss attributable to common shareholders for the 2009 fiscal year was $35.5 million, or $(0.15) per share, compared to a net loss of $44.9 million, or $(0.21) per share, for the 2008 fiscal year.

As of December 31, 2009, the Company’s cash and cash equivalents were $2.0 million. In September 2009, The Quercus Trust provided a $2 million convertible promissory note that converted to common shares in December 2009. Also in December 2009, we entered into stock purchase agreements with The Quercus Trust of $1 million in the aggregate. Since December 31, 2009, we entered into additional preferred and common stock purchase agreements with The Quercus Trust for an aggregate of $4.7 million. As of March 19, 2010, The Quercus Trust, our principal shareholder, beneficially owned approximately 49.5% of the Company’s common stock (after giving effect to the conversion of the Series D Convertible Preferred Stock). Also in 2010, the Company entered into a preferred stock purchase agreement with Socius Capital Group, LLC providing for a commitment of $5 million to be funded in one or more tranches over the next two years, subject to various conditions precedent, including the effectiveness of a registration statement to be filed with the Securities and Exchange Commission relating to this transaction.

Conference Call

Entech Solar will host a conference call at 10:00 a.m. Eastern on March 31, 2010 to answer questions on the Company’s 2009 results from those participating on the conference call. The telephone number for the conference call is 866-713-8564 domestically and 617-597-5312 internationally, with conference ID #94615423. A live webcast of the call will also be available on the Company’s website, www.entechsolar.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for thirty days by calling 888-286-8010 domestically or 617-801-6888 internationally, with conference ID #74948346. The encore recording will be available two hours after the conference call has concluded.

About Entech Solar

Entech Solar, Inc. is a leading developer of renewable energy technologies and sustainable daylighting solutions for the commercial, industrial and utility markets. Entech Solar designs concentrating solar modules that provide both electricity and thermal energy as part of its ThermaVolt™ product line and electricity only as part of the SolarVolt™ product line. The Company also manufactures and markets the Entech™ Tubular Skylight, a state-of-the-art tubular skylight that provides superior light output and optical efficiency for the commercial and industrial green building initiatives. For more information, please visit www.entechsolar.com.

Forward Looking Statements

Except for historical information contained herein, this document contains forward-looking statements within the meaning of Section 21-E of the Securities Exchange Act of 1934. Such statements, identified by words like “plan”, “believe”, “intend”, “expect”, “anticipate” and similar words, include statements about the Company’s product development and commercialization plans, efforts and plans to raise capital, its strategic goals, and its value to customers, profitability and returns to shareholders. These forward looking statements involve known risks and uncertainties that may cause actual results to differ materially from such forward looking statements. Factors that may cause such differences include the fact that the Company operates in an industry where stock prices are volatile; results of operations may be influenced by regulatory changes and other factors beyond the Company’s control; the Company has and may continue to experience cash flow difficulties, the Company is rapidly working to develop its technology, and other risks set forth in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, each as filed with the Securities and Exchange Commission. In assessing forward looking statements readers are urged to carefully read all cautionary statements contained in the Company’s filings with the Securities and Exchange Commission. If any such risks actually occur, they could materially adversely affect the Company’s business, financial condition or results of operations. In that case, the trading prices of the Company’s common shares could decline, perhaps materially. Readers are cautioned not to place undue reliance upon any such forward looking statements, which speak only as of the date made. Forward looking statements are provided for the purpose of providing information about management’s current expectations and plans relating to the future and such information may not be appropriate for other purposes. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward looking statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based, expect as required by law.

Entech Solar Media Contact:

David Goldman

Expansion Media

646.335.0268

david@expansionmedia.net

Entech Solar Investor Relations Contact:

Sandy Martin

817-224-3600

ir@entechsolar.com

ENTECH SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

(In thousands, except per share data)

	2009	2008 *
Revenues:	(unaudited)
Contract	$1,296	$30,068
Equipment & Services	174	—
Related party	597	775
Related party-Former Chairman	125	—

Total	2,192	30,843

Cost of Revenues:
Contract	787	38,641
Equipment & Services	213	—
Related party	601	673
Related party-Former Chairman	142	—
Manufacturing operations impairment	6,968	—

Total	8,711	39,314

Gross Profit (Loss):
Contract	509	(8,573)
Equipment & Services	(39)	—
Related party	(4)	102
Related party-Former Chairman	(17)	—
Manufacturing operations impairment	(6,968)	—

Total	(6,519)	(8,471)

Operating Expenses:
Selling, general and administrative expenses	15,281	18,222
Goodwill and intangibles impairment	5,504	—
Research and development expenses	5,768	194
Depreciation and amortization expenses	2,898	2,818

Total Operating expenses	29,451	21,234

Loss from Operations	(35,970)	(29,705)

Other income (expense)
Beneficial conversion and warrant amortization	—	(50)
Other income (expense)	153	412

Total other income (expense), net	153	362

Net Loss	(35,817)	(29,343)
Net Loss attributable to noncontrolling interest	310	—

Net Loss attributable to Entech Solar, Inc.	(35,507)	(29,343)
Accretion of preferred stock dividends—Series C	—	(23)
Preferred stock dividends – Series F	—	(15,512)

Net Loss attributable to Entech Solar, Inc. Common Shareholders	$(35,507)	$(44,878)

Net Loss attributable to Entech Solar, Inc. per Common Share (Basic and Diluted)	$(0.15)	$(0.21)

Weighted Average Common Shares Outstanding used in Per Share calculation (Basic and Diluted)	240,520	213,834

*	Derived from audited financial information

ENTECH SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2009	December 31, 2008 *
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$1,952	$12,169
Accounts receivable—trade, (net of allowance of $0 and $155 at December 31, 2009 and 2008, respectively)	22	1,971
Rebates receivable	—	115
Inventory (net of reserve of $2,272 and $891 at December 31, 2009 and 2008, respectively)	267	3,664
Costs and estimated earnings/losses in excess of billings	35	2,613
Escrow funds relating to contract performance	—	1,339
Prepaid expenses and deposits	125	964

Total Current Assets	2,401	22,835
Advances on Machinery and Equipment	—	2,285
Property and Equipment, net	2,983	5,969
Intangible and Other Assets
Other intangible assets, net	19,695	23,058
Goodwill	19,196	23,837
Other deposits	384	153

Total Assets	$44,659	$78,137

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,301	$4,136
Customer deposits—related party	—	1,023
Series D Preferred stock warrants	1,394	1,394
Billings in excess of costs and estimated earnings/losses	94	760

Total Current Liabilities	3,789	7,313
Other	129	180

Total Liabilities	3,918	7,493

Convertible Preferred Stock
Series C Convertible preferred stock	—	170
Series D Convertible preferred stock	11,180	11,180

Total Convertible Preferred Stock	11,180	11,350

Stockholders’ Equity
Preferred stock convertible $.01 par value authorized 10,000; 5,504 issued and outstanding: Series B 7%—611 shares liquidation preference $550	6	6
Common stock, $.001 par value; authorized 610,000 and 450,000 shares; 277,485 and 236,393 shares issued and outstanding at December 31, 2009 and 2008, respectively	277	236
Additional paid-in capital	173,852	167,979
Treasury stock, 28 shares, at cost, as of December 31, 2009 and 2008, respectively	(39)	(39)
Accumulated deficit	(144,395)	(108,888)
Noncontrolling interest	(140)	—

Total Stockholders’ Equity	29,561	59,294

Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity	$44,659	$78,137

*	Derived from audited financial information